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                                                                   EXHIBIT 23.1


                          Independent Auditor's Consent
                          -----------------------------

The Board of Directors
PXRE Group Ltd.:

We consent to the incorporation by reference in the registration statement (Nos. 333-105589 and 333-105589-01) on Form S-3 of PXRE Group Ltd. of our reports dated February 11, 2003, with respect to the consolidated balance sheets of PXRE Group Ltd. as of December 31, 2002 and 2001, and the related consolidated statements of income and comprehensive income, stockholders' equity and cash flows, for each of the years then ended and the related financial statement schedules, which reports appear in the December 31, 2002, annual report on Form 10-K of PXRE Group Ltd. and to the reference to our Firm under the heading "Experts" in the prospectus.

As discussed in Note 1 to the consolidated financial statements, PXRE Group Ltd. adopted the provisions of FAS 133 "Accounting For Derivative Instruments and Hedging Activities," during 2001.



/s/ KPMG LLP
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New York, New York
July 28, 2003